UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Citigroup Inc.

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March 29, 2023

This supplements information contained in the All Other Compensation column of the Summary Compensation Table on page 100 of our 2023 Proxy Statement, and footnote 6 related to that column, concerning Peter Babej, the CEO of Citi Asia Pacific. Mr. Babej was an expatriate located in Hong Kong during 2022 and received the benefits set forth in the table under Citi’s generally applicable policies. The Tax Reimbursement Costs reflect the tax equalization benefit under our expatriate program, a program available to Citi employees who are on expatriate assignments outside of their home country.